Dated 5 September 2014
BSKYB FINANCE UK plc
and
BRITISH SKY BROADCASTING GROUP plc
as Issuers
BSKYB FINANCE UK plc
BRITISH SKY BROADCASTING GROUP plc
BRITISH SKY BROADCASTING LIMITED
SKY SUBSCRIBERS SERVICES LIMITED
and
SKY IN-HOME SERVICE LIMITED
as Initial Guarantors
and
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Trustee

TRUST DEED

relating to the
BSkyB Finance UK plc and British Sky Broadcasting Group plc
£10,000,000,000
Euro Medium Term Note Programme
unconditionally and irrevocably guaranteed by
BSkyB Finance UK plc
British Sky Broadcasting Group plc
British Sky Broadcasting Limited
Sky Subscribers Services Limited
and
Sky In-Home Service Limited

Linklaters
Ref: EXM/JB

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Table of Contents
Contents                                             Page

1	Interpretation 4

2	Issue of Notes and Covenant to pay 10

3	Form of the Notes 11

4	Stamp Duties and Taxes 12

5	Guarantee and Indemnity 12

6	Application of moneys received by the Trustee 15

7	Enforcement 15

8	Proceedings 16

9	Covenants 16

10	Remuneration and Indemnification of the Trustee 18

11	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000 19

12	Trustee Liability 23

13	Waiver 23

14	Trustee not precluded from entering into contracts 23

15	Modification and Substitution 23

16	Appointment, Retirement and Removal of the Trustee 25

17	Notes held in Clearing Systems and Couponholders 26

18	Currency Indemnity 26

19	Communications 26

20	Governing Law 28
Schedule 1 Part A Form of CGN Temporary Global Note                        29
Schedule 1 Part B Form of CGN Permanent Global Note                        36
Schedule 1 Part C Form of NGN Temporary Global Note                        45
Schedule 1 Part D Form of NGN Permanent Global Note                        51
Schedule 1 Part E Form of Global Certificate                                58

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Schedule 2 Part A Form of Bearer Note                                65
Schedule 2 Part B Form of Certificate                                    75
Schedule 2 Part C Terms and Conditions of the Notes                        81
Schedule 2 Part D Form of Coupon                                    104
Schedule 2 Part E Form of Talon                                    106
Schedule 3 Provisions for Meetings of Noteholders                            107

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This Trust Deed is made on 5 September 2014 between:

(1)	BSKYB FINANCE UK plc (“BSkyB Finance”) and BRITISH SKY BROADCASTING GROUP plc (“BSkyB”) (each an “Issuer” and together, the “Issuers”);

(2)
BSKYB FINANCE, BSKYB, BRITISH SKY BROADCASTING LIMITED (“BSkyB Limited”), SKY SUBSCRIBERS SERVICES LIMITED (“Sky Subscribers”) and SKY IN-HOME SERVICE LIMITED (“Sky In-Home”) (each when acting in its capacity as guarantor, an “Initial Guarantor” and together, the “Initial Guarantors”); and

(3)	BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).
Whereas:

(A)
Each of BSkyB Finance and BSkyB proposes to issue from time to time euro medium term notes guaranteed by the relevant Guarantors (as defined herein) in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted under this Trust Deed.

(B)
Notes issued by BSkyB Finance will be guaranteed (subject as provided in this Trust Deed) by BSkyB, BSkyB Limited, Sky Subscribers, and Sky In-Home. Notes issued by BSkyB will be guaranteed (subject as provided in this Trust Deed) by BSkyB Finance, BSkyB Limited, Sky Subscribers and Sky In-Home.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.
This deed witnesses and it is declared as follows:

1	Interpretation
1.1    Definitions:
Capitalised terms used in this Trust Deed but not defined herein shall have the meanings given to them in the Conditions and the following terms shall have the following meanings:
“Agency Agreement” means the agency agreement relating to the Programme dated 5 September 2014, between the Issuers, the Initial Guarantors, BNY Mellon Corporate Trustee Services Limited as Trustee, The Bank of New York Mellon, acting through its London branch, as initial Issuing and Paying Agent and the other agents mentioned in it as shall be amended and/or supplemented from time to time
“Agents” means the Issuing and Paying Agent, the other Paying Agents, the Calculation Agent, the Registrar, the other Transfer Agents or any of them
“Bearer Note” means a Note that is in bearer form, and includes any replacement Bearer Note issued pursuant to the Conditions and any temporary Global Note or permanent Global Note
“BSkyB Group” means BSkyB and its subsidiaries taken as a whole
“Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent
“Certificate” means a registered certificate representing one or more Registered Notes of the same Series and, save as provided in the Conditions, comprising the entire holding by a

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Noteholder of his Registered Notes of that Series and, save in the case of Global Certificates, being substantially in the form set out in Schedule 2
“CGN” means a temporary Global Note in the form set out in Part A of Schedule 1 or a permanent Global Note in the form set out in Part B of Schedule 1
“Clearstream, Luxembourg” means Clearstream Banking, société anonyme
“Common Safekeeper” means, in relation to a Series where the relevant Global Note is a NGN or the relevant Global Certificate is held under the NSS, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Notes
“Conditions” means in respect of the Notes of each Series the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2 as modified, with respect to any Notes represented by a Global Certificate or a Global Note, by the provisions of such Global Certificate or Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Notes of that Series and shall be endorsed on the Definitive Notes subject to amendment and completion as referred to in the first paragraph of Schedule 2 Part C and any reference to a particularly numbered Condition shall be construed accordingly
“Contractual Currency” means, in relation to any payment obligation in respect of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 10, pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time
“Coupons” means the bearer coupons relating to interest bearing Bearer Notes or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions
“Dealer Agreement” means the Dealer Agreement relating to the Programme dated 5 September 2014 between the Issuers, the Initial Guarantors, Barclays Bank PLC and the other dealers and arrangers named in it as shall be amended and/or supplemented from time to time
“Definitive Note” means a Bearer Note in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, means a Certificate (other than a Global Certificate) and includes any replacement Note or Certificate issued pursuant to the Conditions
“EEA Regulated Market” means a market which complies with the requirements set out in Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments
“Euroclear” means Euroclear Bank S.A./N.V.
“Event of Default” means an event described in Condition 10 that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Noteholders
“Exchangeable Bearer Note” means a Bearer Note that is exchangeable in accordance with its terms for a Registered Note
“Extraordinary Resolution” has the meaning set out in Schedule 3
“Final Terms” means, in relation to a Tranche, the Final Terms issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule C to the Dealer Agreement
“FSMA” means the Financial Services and Markets Act 2000 (as amended from time to time)

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“Global Certificate” means a Certificate substantially in the form set out in Schedule 1 Part E representing Registered Notes of one or more Tranches of the same Series that are registered in the name of a nominee for a depositary common to Euroclear, Clearstream, Luxembourg and/or any Alternative Clearing System (as defined in Clause 1.6)
“Global Note” means a temporary Global Note and/or, as the context may require, a permanent Global Note, a CGN and/or NGN, as the context may require
“Guarantee” means the guarantee and indemnity of each of the Guarantors in Clause 5 and any supplemental trust deed executed by a Guarantor as provided in Clause 5.9
“Guarantors” means collectively the Initial Guarantors and any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor under this Trust Deed and “Guarantor” shall be construed accordingly
“holder” in relation to a Note, Coupon or Talon, and “Couponholder” and “Noteholder” have the meanings given to them in the Conditions
“Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office
“Market” means the EEA Regulated Market of the London Stock Exchange
“NGN” means a temporary Global Note in the form set out in Part C of Schedule 1 or a permanent Global Note in the form set out in Part D of Schedule 1
“NSS” means the new safekeeping structure which applies to Registered Notes held in global form by a Common Safekeeper for Euroclear and Clearstream, Luxembourg and which is required for such Registered Notes to be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations
“Notes” means the euro medium term notes to be issued by the relevant Issuer pursuant to the Dealer Agreement, guaranteed by the relevant Guarantors, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them
“outstanding” means, in relation to the Notes, all the Notes issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes, Certificates and/or Coupons, as the case may be, (c) those that have become void or in respect of which claims have become prescribed, (d) those that have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Bearer Notes that have been surrendered in exchange for replacement Bearer Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Bearer Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, (g) those Exchangeable Bearer Notes that have been exchanged for Registered Notes, and (h) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, in either case pursuant to its provisions provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the Noteholders, (2) the determination of how many Notes are outstanding for the purposes of Conditions 11 and 12 and Schedule 3, (3) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the

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interests of the Noteholders and (4) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Noteholders, those Notes that are beneficially held by or on behalf of the relevant Issuer, the relevant Guarantors or any of their subsidiaries and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN
“Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices
“permanent Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Part B or Part D of Schedule 1, as the case may be
“Potential Event of Default” means an event or circumstance that would with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10 become an Event of Default
“Procedures Memorandum” means administrative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the Issuers, the Guarantors, the Trustee, the Permanent Dealers (as defined in the Dealer Agreement) and the Issuing and Paying Agent and which, at the date of this Agreement, are set out in Schedule A to the Dealer Agreement
“Programme Limit” means the maximum aggregate nominal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement
“Redemption Amount” means the Final Redemption Amount, the Early Redemption Amount, the Optional Redemption Amount (all as defined in the Conditions) or the amount payable in respect of the Notes upon a Special Acquisition Redemption, as the case may be
“Register” means the register maintained by the Registrar
“Registered Note” means a Note in registered form
“Registrar” means the person named as such in the Conditions or any Successor Registrar in each case at its specified office
“Series” means a series of Notes comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number
“specified office” means, in relation to a Paying Agent, the Registrar or a Transfer Agent the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Noteholders pursuant to Clause 9.10
“Successor” means, in relation to an Agent such other or further person as may from time to time be appointed by the Issuers and the Guarantors as such Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9.10
“Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions

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“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET 2) System which was launched on 19 November 2007 or any successor thereto
“temporary Global Note” means a Global Note representing Bearer Notes of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part A or Part C of Schedule 1, as the case may be
“Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date at the same issue price and in respect of which the first payment of interest is identical
“Transfer Agents” means the persons (including the Registrar) referred to as such in the Conditions or any Successor Transfer Agents in each case at their specified offices and
“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.
1.2 Construction of Certain References: References to:
1.2.1    the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Notes
1.2.2    costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof
1.2.3    an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto and
1.2.4“reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of any power, opinion, determination or other similar matter shall be construed as meaning reasonable or reasonably (as the case may be) having regard to, and taking into account the interests of, the Noteholders.
1.3 Headings: Headings shall be ignored in construing this Trust Deed.
1.4 Contracts:
References in this Trust Deed to this Trust Deed or any other document are to this Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them.
1.5 Schedules: The Schedules are part of this Trust Deed and have effect accordingly.
1.6 Alternative Clearing System:
References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuers, the Guarantors, the Trustee and the Issuing and Paying Agent (an “Alternative Clearing System”). In the case of NGNs or Global Certificates held under the NSS, such Alternative Clearing System must also be authorised to hold such Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations.
1.7 Contracts (Rights of Third Parties) Act 1999:
A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such

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Act to apply to any of its terms. For the avoidance of doubt and notwithstanding the provisions of Clause 10.4, no consent is required from any person who is not a party to this Trust Deed to amend any term of this Trust Deed.

2	Issue of Notes and Covenant to pay
2.1 Issue of Notes:
Each Issuer may from time to time issue Notes in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche, the relevant Issuer shall give written notice to the Trustee of the proposed issue of such Tranche (or procure that such notice is given), specifying the details to be included in the relevant Final Terms. Upon the issue by the relevant Issuer of any Notes expressed to be constituted by this Trust Deed, such Notes shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit.
2.2 Separate Series:
The provisions of Clauses 2.3, 2.4, 2.5 and 2.6 and of Clauses 3 to 18 and Schedule 3 (all inclusive) shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Noteholders”, “Certificates”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Notes or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 and that, unless expressly provided, events affecting one Series shall not affect any other.
2.3 Covenant to Pay:
The relevant Issuer shall on any date when any Notes become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than euro, in the principal financial centre for the Contractual Currency and in the case of euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Notes becoming due for redemption on that date together with any applicable premium and shall (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Notes outstanding as set out in the Conditions (subject to Clause 2.6) provided that (1) subject to the provisions of Clause 2.5, payment of any sum due in respect of the Notes made to the Issuing and Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions and (2) a payment made after the due date or as a result of the Note becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 9.8), except to the extent that there is failure in its subsequent payment to the relevant Noteholders or Couponholders under the Conditions. This covenant shall only have effect each time Notes are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Noteholders and Couponholders of the relevant Series.
2.4 Discharge:

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Subject to Clause 2.5, any payment to be made in respect of the Notes or the Coupons by the relevant Issuer, the relevant Guarantors or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5) to that extent be a good discharge to the relevant Issuer, the relevant Guarantors or the Trustee, as the case may be (including, in the case of Notes represented by a NGN whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg).
2.5 Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may:
2.5.1 by notice in writing to the relevant Issuer, the relevant Guarantors, the Paying Agents and the Transfer Agents, require the Paying Agents and the Transfer Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)
to act as Paying Agents and Transfer Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents and the Transfer Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed) and thereafter to hold all Notes, Certificates, Coupons and Talons and all moneys, documents and records held by them in respect of Notes, Certificates, Coupons and Talons to the order of the Trustee or

(ii)
to deliver all Notes, Certificates, Coupons and Talons and all moneys, documents and records (save for those required to be retained by law or regulation) held by them in respect of the Notes, Certificates, Coupons and Talons to the Trustee or as the Trustee directs in such notice and

2.5.2 by notice in writing to the relevant Issuer and the relevant Guarantors require them to make all subsequent payments in respect of the Notes, Coupons and Talons to or to the order of the Trustee and not to the Issuing and Paying Agent with effect from the issue of any such notice to the relevant Issuer, and from then until such notice is withdrawn, proviso (1) to Clause 2.3 above shall cease to have effect.
2.6 Rate of Interest After a Default: If the Notes bear interest at a floating or other variable rate and they become immediately payable under the Conditions, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be published unless the Trustee otherwise requires. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Notes become so repayable.

3	Form of the Notes
3.1 The Global Notes: The Notes shall initially be represented by a temporary Global Note, a permanent Global Note or one or more Certificates in the nominal amount of the Tranche being issued. Interests in temporary Global Notes shall be exchangeable for Definitive Notes, Registered Notes or interests in permanent Global Notes as set out in each temporary Global Note. Interests in permanent Global Notes shall be exchangeable for Definitive Notes and/or Registered Notes as set out in each permanent Global Note.
3.2 The Definitive Notes: The Definitive Notes, Coupons and Talons shall be security printed and the Certificates shall be printed, in each case in accordance with applicable legal and stock exchange requirements

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substantially in the forms set out in Schedule 2. The Notes and Certificates (other than Global Certificates) shall be endorsed with the Conditions.
3.3 Signature: The Notes, Certificates, Coupons and Talons shall be signed manually or in facsimile by a director or authorised signatory of the relevant Issuer, the Notes shall be authenticated by or on behalf of the Issuing and Paying Agent and the Certificates shall be authenticated by or on behalf of the Registrar. The relevant Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a director or authorised signatory even if at the time of issue of any Notes, Certificates, Coupons or Talons he no longer holds that office or he is no longer so authorised, as the case may be. In the case of a Global Note which is a NGN or a Global Certificate which is held under the NSS, the Issuing and Paying Agent or the Registrar shall also instruct the Common Safekeeper to effectuate the same. Notes, Certificates, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be or, in the case of Certificates, represent binding and valid obligations of the relevant Issuer.

4	Stamp Duties and Taxes
4.1 Stamp Duties: The relevant Issuer shall pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in Belgium, Luxembourg, the United Kingdom and the country of each Contractual Currency in respect of the creation, issue and offering of the Notes, Certificates, Coupons and Talons and the execution or delivery of this Trust Deed. The relevant Issuer shall also indemnify the Trustee, the Noteholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders or the Couponholders to enforce the relevant Issuer’s or the relevant Guarantor’s obligations under this Trust Deed or the Notes, Certificates, Coupons or Talons.
4.1 Change of Taxing Jurisdiction: If the relevant Issuer or the relevant Guarantors become subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then the relevant Issuer or, as the case may be, the relevant Guarantors shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction the relevant Issuer or the relevant Guarantors have become so subject. In such event this Trust Deed and the Notes, Certificates, Coupons and Talons shall be read accordingly.

5	Guarantee and Indemnity
5.1 Guarantee: Each of the Guarantors (by the execution of this Trust Deed or any amendment or supplement) unconditionally, irrevocably, jointly and severally guarantees that if the relevant Issuer does not pay any sum payable by it under this Trust Deed, the Notes or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), such Guarantor shall pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.3 (or if in respect of sums due under Clause 10, in pounds sterling in London in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clause 2.3.1 and 2.3.2 shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 10. All payments under the Guarantee by the Guarantors shall be made subject to Condition 8 and Clause 4.2.

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5.2 Guarantor as Principal Debtor: As between the relevant Guarantors and the Trustee, the Noteholders and the Couponholders but without affecting the relevant Issuer’s obligations, the relevant Guarantors shall be jointly and severally liable under this Clause as if they were the sole principal debtors and not merely sureties. Accordingly, they shall not be discharged, nor shall their liability be affected, by anything that would not discharge them or affect their liability if they were sole principal debtors (including (1) any time, indulgence, waiver or consent at any time given to the relevant Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the relevant Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, other guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the relevant Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Notes or the Coupons or any of the relevant Issuer’s obligations under any of them).
5.3 Guarantor’s Obligations Continuing: Each Guarantor’s obligations under this Trust Deed are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes or the Coupons. Furthermore, those obligations of each relevant Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the relevant Guarantors or otherwise and may be enforced without first having recourse to the relevant Issuer, any other person, any security or any other guarantee or indemnity. Each Guarantor irrevocably waives all notices and demands of any kind otherwise required to give effect to this Clause 5.3.
5.4 Exercise of Guarantor’s Rights: So long as any sum remains payable under this Trust Deed, the Notes or the Coupons:
5.4.1 any right of the relevant Guarantors, by reason of the performance of any of their obligations under this Clause, to be indemnified by the relevant Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity against the Issuer shall be exercised and enforced by the relevant Guarantors only in such manner and on such terms as the Trustee may require or approve and
5.4.2 any amount received or recovered by the relevant Guarantors (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the relevant Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 6.1.
5.5 Suspense Accounts: Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the relevant Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the relevant Issuer under this Trust Deed, the Notes or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.
5.6 Avoidance of Payments: The relevant Guarantors shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any liability, loss or properly incurred and properly documented cost or expense sustained or incurred by them as a result of them being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by them in respect of any sum payable by the relevant Issuer under this Trust Deed, any Note

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or the Coupons relating to that Note and shall in such event pay to it on demand the amount as refunded by it.
5.7 Debts of Issuers: If any moneys become payable by the relevant Guarantors under this Guarantee, the relevant Issuer shall not (except in the event of the liquidation of that Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the relevant Issuer to the relevant Guarantors.
5.8 Indemnity: As separate, independent and alternative stipulations, the relevant Guarantors unconditionally and irrevocably agree (1) that any sum that, although expressed to be payable by the relevant Issuer under this Trust Deed, the Notes or the Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the relevant Issuer, the relevant Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the relevant Guarantors on the basis of a guarantee shall nevertheless be recoverable from them as if they were the sole principal debtors and shall be paid by them to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the relevant Issuer under this Trust Deed, the Notes or the Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the relevant Issuer under this Trust Deed, the Notes or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the relevant Issuer in respect of the relevant sum.
5.9 Guarantees by Subsidiaries: BSkyB shall procure that, as long as any Note comprising a Series issued by a relevant Issuer remains outstanding:
5.9.1 to the extent that, after the first Tranche of the Notes comprising such Series, is issued, any Subsidiary that is not a Guarantor issues any guarantee of any Indebtedness for money borrowed in excess of £50,000,000; and
5.9.2 for so long as any Subsidiary is or becomes a guarantor of Indebtedness pursuant to the terms of the 2005 Bonds, the 2008 Bonds, the 2012 Bonds or for moneys borrowed under the Revolving Credit Facility,
BSkyB will cause such Subsidiary to enter into a supplemental trust deed to this Trust Deed pursuant to which it shall agree irrevocably and unconditionally to guarantee on the terms mutatis mutandis of Clause 5 and on a pari passu basis with such Subsidiary’s obligations as guarantor as are referred to in sub-paragraph (2) above the due and punctual payment of all sums expressed to be payable by such Issuer under this Trust Deed, the Notes and Coupons when and as the same shall become due and payable.
5.10 Release of Guarantors: In the event any Guarantor (other than BSkyB Finance, BSkyB, BSkyB Limited and Sky Subscribers) shall have been fully and unconditionally released from all obligations under guarantees of Indebtedness for money borrowed in excess of £50,000,000, such Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee, any Noteholder or any Couponholder. Any such Guarantor not so released shall remain irrevocably and unconditionally liable for its obligations under its Guarantee. The Trustee agrees to enter into an appropriate instrument evidencing any such release, as shall be delivered to it by the relevant Issuer, upon receipt of (i) a written request from each of the relevant Issuer and such Guarantor, and (ii) a certificate signed by two directors

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of each of the relevant Issuer and such Guarantor certifying as to such Guarantor’s compliance with the terms of this Trust Deed upon which certificate(s) the Trustee can rely without further enquiry and without liability to any person.
Subject to the delivery of the certificates of the relevant Issuer and the relevant Guarantor referred to above, the Trustee agrees to execute such documentation as the relevant Guarantor may reasonably require to effect its release as a Guarantor, provided that the Trustee is satisfied that the obligations of the relevant Issuer and the other Guarantors will remain in full force and effect notwithstanding such release and the relevant Issuer and the other Guarantors undertake to execute such documentation as the Trustee may reasonably require to give effect hereto.

6	Application of moneys received by the Trustee
6.1 Declaration of Trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the relevant Issuer or the relevant Guarantors, be held by the Trustee on trust to apply them (subject to Clauses 5.5 and 6.2):
6.1.1 first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed
6.1.2 secondly, in payment of all costs, charges, expenses and liabilities properly incurred by the Agents in carrying out their respective functions under the Conditions and/or the Agency Agreement;
6.1.3 thirdly, in payment of any amounts owing in respect of the Notes or Coupons pari passu and rateably and
6.1.4 fourthly, in payment of any balance to the relevant Issuer for itself or, if any moneys were received from the relevant Guarantors and to the extent of such moneys, the relevant Guarantors.
If the Trustee holds any moneys in respect of Notes or Coupons that have become void or in respect of which claims have become prescribed, the Trustee shall hold them on these trusts.
6.2 Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under Clause 6.1 is less than 10 per cent. of the nominal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Notes then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 6.1.
6.3 Investment: Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

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7	Enforcement
7.1 Proceedings brought by the Trustee: At any time after the Notes of any Series shall have become immediately due and repayable, the Trustee may at its discretion and without further notice take such steps, actions or proceedings as it may think fit against the relevant Issuer to enforce repayment thereof together with premium (if any) and accrued interest and any other moneys payable pursuant to this Trust Deed and may, in order to enforce the obligations of the relevant Guarantors under this Trust Deed, at its discretion and without further notice take such steps, actions or proceedings as it may think fit against the relevant Guarantors.
7.2 Proof of default: Should the Trustee take legal proceedings against the relevant Issuer or the relevant Guarantors (as the case may be) to enforce any of the provisions of this Trust Deed:
7.2.1 proof therein that as regards any specified Note the relevant Issuer or the relevant Guarantors (as the case may be) have made default in paying any principal, premium or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer or the relevant Guarantors (as the case may be) have made the like default as regards all other Notes which are then due and repayable and
7.2.2proof therein that as regards any specified Coupon the relevant Issuer or the relevant Guarantors (as the case may be) have made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer or the relevant Guarantors (as the case may be) have made the like default as regards all other Coupons which are then due and payable.

8	Proceedings
8.1 Action taken by Trustee: The Trustee shall not be bound to take any such steps, actions or proceedings as are mentioned in Clause 7.1 unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes of the relevant Series then outstanding and in either case then only if it shall be indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all costs, charges, damages, fees, losses and expenses which it may incur by so doing.
8.2 Trustee only to enforce: Only the Trustee may enforce the provisions of this Trust Deed. No holder shall be entitled to proceed directly against the relevant Issuer or the relevant Guarantors to enforce the performance of any of the provisions of this Trust Deed unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure shall be continuing.

9	Covenants
So long as any Note is outstanding, each of the relevant Issuer and the relevant Guarantors shall:
9.1 Books of Account: keep, and procure that each of its respective subsidiaries keeps, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law and regulation, allow, and procure that each such subsidiary shall allow, the Trustee and anyone appointed by it to whom the

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relevant Issuer, the relevant Guarantor and/or the relevant subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours.

9.2 Notice of Events of Default or Change of Control: notify the Trustee in writing (i) immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default, (ii) in accordance with Condition 6(f) of any intention to redeem the Notes pursuant to the Special Acquisition Redemption, (iii) promptly upon becoming aware that the conditions to closing of the Sky Deutschland Acquisition set out in the Sky Deutschland SPA have been satisfied or, if applicable, waived on or prior to the Sky Deutschland Longstop Date, (iv) in accordance with Condition 6(g) in relation to a Change of Control Put Event and (v) promptly in relation to a Change of Control (provided such Change of Control has been publicly announced).
9.3 Information: so far as permitted by applicable law and regulation, give the Trustee such information as it reasonably requires to perform its functions.
9.4 Financial Statements etc.: send to the Trustee (if the same are produced) at the time of their issue and in the case of annual financial statements in any event within 180 days of the end of each financial year, and in the case of interim financial statements in any event within 90 days of the end of the relevant financial period, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members (other than such notices, statements or circulars that are issued solely to intra-group companies within the BSkyB Group) or creditors (or any class of them) of the relevant Issuer or the relevant Guarantor or any holding company thereof generally in their capacity as such.
9.5 Certificate of Directors: send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 14 days of any request by the Trustee a certificate of the relevant Issuer or, as the case may be, the relevant Guarantor signed by any two of its directors that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the relevant Issuer or, as the case may be, the relevant Guarantor as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default, Potential Event of Default or other breach of this Trust Deed had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it.
9.6 Notices to Noteholders: send to the Trustee the form of each notice to be given to Noteholders and, once given, two copies of each such notice, such notice to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the FSMA of any such notice which is a communication within the meaning of section 21 of the FSMA).
9.7 Further Acts: so far as permitted by applicable law and regulation, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed.
9.8 Notice of Late Payment: forthwith upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Notes or Coupons made after the due date for such payment.
9.9 Listing and Trading: if the Notes are so listed and traded, use all reasonable endeavours to maintain the listing of the Notes on the official list of the Financial Conduct Authority under Part VI of the FSMA (or, if at any time the Financial Conduct Authority is not the relevant competent authority, such other body or organisation

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as shall be the competent authority under the FSMA in the United Kingdom at such time) and the trading of such Notes on the Market or such other stock exchange as the Notes may be listed and traded on the date on which the First Tranche of the Notes was issued but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing and trading is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Noteholders would not be thereby materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Notes on another stock exchange and/or admission to trading on another market, in each case approved in writing by the Trustee.
9.10 Change in Agents: give at least 14 days’ prior notice to the Noteholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee’s written approval.
9.11 Provision of Legal Opinions: procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee:
9.11.1 from legal advisers, reasonably acceptable to the Trustee as to the legality, validity and enforceability of this Trust Deed under the laws of England on the date of any amendment to or supplement of this Trust Deed and on the date of any update of the Programme;
9.11.2 from legal advisers, reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee, on the issue date for the Notes in the event of a proposed issue of Notes of such a nature and having such features as might lead the Trustee to conclude that it would be prudent, having regard to such nature and features, to obtain such legal opinion(s) or in the event that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance affecting the relevant Issuer, the relevant Guarantors, the Trustee, the Notes, the Certificates, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and
9.11.3 on each occasion on which a legal opinion is given to any Dealer in relation to an issue of Notes pursuant to the Dealer Agreement from the legal adviser giving such opinion.
9.12 Notes Held by Issuer etc.: send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer or, as the case may be, the relevant Guarantors signed by any two of its directors stating the number of Notes held at the date of such certificate by or on behalf of the relevant Issuer or, as the case may be, the relevant Guarantors or their respective subsidiaries.
9.13 Consolidated Net Tangible Assets: give to the Trustee at the same time as sending (i) the certificate of the relevant Issuer or the relevant Guarantor, as the case may be, referred to in Clause 9.5 and/or (ii) any notice referred to in Clause 9.2 in so far as it relates to any Event of Default or Potential Event of Default falling within Condition 10(c), (d), (e) or (h) (insofar as it relates to any of the events mentioned in relation to Condition 10(c) or (e)), a letter signed by any two of its directors specifying the amount of the relevant Consolidated Net Tangible Assets for the purposes of the Conditions.
9.14 Negative Pledge: notify the Trustee in writing immediately of the coming into existence of any Lien which would require any security to be given on any Notes or Coupons pursuant to Condition 4.

10	Remuneration and Indemnification of the Trustee

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10.1 Normal Remuneration: So long as any Note is outstanding the Issuers shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder or Couponholder of moneys due in respect of any Note or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Noteholder or Couponholder is duly made.
10.2 Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred the Issuers and the Guarantors hereby agree that the Trustee shall be entitled to be paid additional remuneration calculated at its standard hourly rates in force from time to time. In any other case, if the Trustee finds it expedient or necessary or is requested by any Issuer to undertake duties that they both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the relevant Issuer shall pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by a financial institution (acting as an expert) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee shall be borne by the relevant Issuer. The determination of such financial institution shall be conclusive and binding on the relevant Issuer, the relevant Guarantors, the Trustee, the Noteholders and the Couponholders.
10.3 Expenses: The Issuers shall also on demand by the Trustee pay or discharge all properly incurred liabilities and all costs, charges and expenses properly incurred and properly documented by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against any Issuer or Guarantor to enforce any provision of this Trust Deed, the Notes, the Coupons or the Talons. Such costs, charges, liabilities and expenses shall:
10.3.1 in the case of payments made by the Trustee before such demand, carry interest from the date of the demand at the rate of two per cent. per annum over the base rate of National Westminster Bank PLC on the date on which the Trustee made such payments and
10.3.2 in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.
10.4 Indemnity: Each Issuer, failing whom each Guarantor, will on demand by the Trustee indemnify it in respect of Amounts or Claims properly paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). Each Issuer, failing whom each Guarantor, will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, claims, actions, demands or properly incurred and properly documented costs or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. All monies payable to the Trustee shall be made without set-off, counterclaim, deduction or withholding unless compelled by law, in which case the Issuers

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shall gross up such payments to the Trustee. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 10.4.
10.5 Continuing Effect: Clauses 10.3 and 10.4 shall continue in full force and effect as regards the Trustee even if it no longer is Trustee and notwithstanding any discharge of this Trust Deed.
10.6 Consequential Loss: Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for indirect, punitive or consequential loss or special damages or other damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

11	Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000
11.1 Advice: The Trustee may act on the opinion or advice of, or information obtained from, any expert and shall not be responsible to anyone for any loss occasioned by so acting whether such advice is obtained or addressed to the relevant Issuer, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter, email or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic and notwithstanding any limitation of liability, monetary or otherwise contained therein. The Trustee may rely without liability to Noteholders or any other person and without further enquiry on any report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to the Trustee and whether or not liability in relation thereto is limited by reference to a monetary cap, methodology or otherwise.
11.2 Trustee to Assume Performance: The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default, Potential Event of Default, Change of Control Put Event or Change of Control has occurred or if the conditions to closing of the Sky Deutschland Acquisition set out in the Sky Deutschland SPA have not been satisfied or, if applicable, waived on or prior to the Sky Deutschland Longstop Date. Until it has actual knowledge or express written notice to the contrary, the Trustee may assume without liability and without further enquiry that no such event has occurred and that each Issuer is and the respective Guarantors are performing all their obligations under this Trust Deed, the Notes, the Coupons and the Talons.
11.3 Resolutions of Noteholders: The Trustee shall not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Noteholders in respect of which minutes have been made and signed or an electronic consent made in accordance with paragraph 30 of Schedule 3 even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution or electronic consent was not valid or binding on the Noteholders or Couponholders.
11.4 Certificate Signed by Directors: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the relevant Issuer or relevant Guarantor as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate.

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11.5 Deposit of Documents: The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.
11.6 Discretion: The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience that may result from their exercise or non-exercise.
11.7 Agents: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).
11.8 Delegation: Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.
11.9 Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.
11.10 Forged Notes: The Trustee shall not be liable to either Issuer or any Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note, Certificate, Coupon or Talon purporting to be such and later found to be forged or not authentic.
11.11 Confidentiality: Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or Couponholder any confidential financial or other information made available to the Trustee by either Issuer or any Guarantor.
11.12 Determinations Conclusive: As between itself and the Noteholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders.
11.13 Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the relevant Issuer, the relevant Guarantors, the Noteholders and the Couponholders.
11.14 Events of Default: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Noteholders. Any such determination shall be conclusive and binding on the relevant Issuer, the relevant Guarantors, the Noteholders and the Couponholders.
11.15 Payment for and Delivery of Notes: The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes, any exchange of Notes or the delivery of Notes to the persons entitled to them.

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11.16 Notes Held by the Issuer etc.: In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.12) that no Notes are for the time being held by or on behalf of the Issuers, the Guarantors or their respective subsidiaries.
11.17 Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.
11.18 Programme Limit: The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.
11.19 Responsibility for agents etc.: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.
11.20 Adequate Indemnity or Repayment: No provision of this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever incurred thereby in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever is not assured to it.
11.21 Reliance on Certification of Clearing Systems: The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to the principal amount of the Notes represented by the Global Note or Global Certificate (as applicable) standing to the account of any person or any other matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to the Issuers, the Guarantors, any Noteholder or any other person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic.
11.22 Rating Agencies: The Trustee shall be entitled to request that the Issuers or Guarantors obtain (but the Issuers and Guarantors shall be under no obligation to so obtain) and the Trustee shall be entitled to rely upon information, reports and confirmations provided by any Rating Agency whether addressed to the Trustee or any other person.
11.23 Right to Deduct or Withhold: Notwithstanding any other provision of this Trust Deed, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Trust Deed for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretation thereof or any law

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implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In the event of such deduction or withholding, the Trustee will promptly notify the Issuers and the Guarantors.
11.24 Not Bound to Act: The Trustee shall not be bound to take any step, action or proceedings in connection with this Trust Deed or the Notes or in relation to any obligations arising hereunder, including without prejudice to the generality of the foregoing, exercising a power, forming any opinion or employing any financial adviser where it is not satisfied that it will be indemnified and/or secured and/or prefunded to its satisfaction against all liabilities, actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which may be properly incurred in connection with such action and may demand prior to taking any such steps, action or proceedings that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure and/or prefund it.
11.25 Rating Agency Affirmation: The Trustee shall be entitled to assume, without further investigation or inquiry, for the purpose of exercising or performing any right, power, trust, authority, duty or discretion under or in relation to this Trust Deed or any other related document (including, without limitation, any consent, approval, modification, waiver, authorisation or determination), that such exercise will not be materially prejudicial to the interests of the Noteholders, if each of the Rating Agencies then rating the outstanding Notes has confirmed in writing (whether or not such confirmation is addressed to, or provides that it may be relied upon by, the Trustee) that the then current rating by it of the outstanding Notes would not be adversely affected or withdrawn in connection therewith.
11.26 Maintenance of Rating: The Trustee shall have no responsibility whatsoever to the Issuers, the Guarantors, the Noteholders or any other person for the maintenance of or failure to maintain any rating of the Notes by any Rating Agency.

12	Trustee Liability
Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability that would otherwise attach to it in respect of any negligence, wilful default or fraud of which it may be guilty.

13	Waiver
The Trustee may, without the consent of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by an Issuer or a Guarantor of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request shall affect a previous waiver, authorisation or

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determination. Any such waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, if the Trustee so requires, shall be notified to the Noteholders as soon as practicable.

14	Trustee not precluded from entering into contracts
The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Coupon, Talon or other security (or any interest therein) of an Issuer, a Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15	Modification and Substitution
15.1 Modification: The Trustee may agree without the consent of the Noteholders or Couponholders to any modification to this Trust Deed which is, in its opinion, of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any modification to this Trust Deed that is in its opinion not materially prejudicial to the interests of the Noteholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3.
15.2 Substitution:
15.2.1 The Trustee may, without the consent of the Noteholders or Couponholders, agree to the substitution of (i) an Issuer’s successor in business or any subsidiary of an Issuer or its successor in business in place of the Issuer (or of any previous substitute under this Clause) or (ii) any Guarantor’s successor in business in place of the Guarantor (or of any previous substitute under this Clause) (each, a “Substituted Obligor”) as the principal debtor or guarantor, as applicable, under this Trust Deed, the Notes, the Coupons and the Talons provided that:

(i)
a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed, the Notes, the Coupons and the Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the relevant Issuer(s) or as the relevant guarantor in place of a relevant Guarantor, as the case may be

(ii)
if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the relevant Issuer is subject generally (the “Issuer’s Territory”), or to which the relevant Guarantor is subject generally (the “Guarantor’s Territory”) the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 8 with the substitution for the references in that Condition to the relevant Issuer’s Territory or the relevant Guarantor’s Territory as the case may be of references to the Substituted Territory whereupon the Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be read accordingly

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(iii)
if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the relevant Issuer or the Guarantor

(iv)	the relevant Issuer, the relevant Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders

(v)
(unless the relevant Guarantors’ successor in business is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed, the Notes and the Coupons are guaranteed by the relevant Guarantor in the same terms (with consequential amendments as necessary) as the Guarantee, to the Trustee’s satisfaction and

(vi)
(without prejudice to the generality of sub-paragraph (i) above) the Trustee may in the event of such substitution agree, without the consent of Noteholders or Couponholders, to a change in the law governing the Trust Deed and/or the Notes, provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

15.2.2 Release of Substituted Issuer or Guarantor: An agreement by the Trustee pursuant to Clause 15.2 shall, if so expressed, release the relevant Issuer or the relevant Guarantor (or a previous substitute) from any or all of its obligations under this Trust Deed, the Notes, the Coupons and the Talons. Notice of the substitution shall be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.
15.2.3 Completion of Substitution: On completion of the formalities set out in Clause 15.2, the Substituted Obligor shall be deemed to be named in this Trust Deed, the Notes, the Certificates, the Coupons and the Talons as the principal debtor in place of the relevant Issuer (or of any previous substitute) or as the relevant Guarantor in place of a relevant Guarantor (or of any previous substitute), as the case may be, and this Trust Deed, the Notes, the Certificates, the Coupons and the Talons shall be deemed to be amended as necessary to give effect to the substitution.

16	Appointment, Retirement and Removal of the Trustee
16.1 Appointment: Subject as provided in Clause 16.2, the Issuers have the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation shall at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee shall be notified by each Issuer to the Noteholders as soon as practicable.
16.2 Retirement and Removal: Any Trustee may retire at any time on giving at least three months’ written notice to the Issuers and the Guarantors without giving any reason or being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuers shall use all reasonable endeavours to procure that another trust corporation be appointed as Trustee but if it fails to do so before the expiry of such three month notice period, the Trustee

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shall have the power to appoint a new Trustee whose appointment shall be at the relevant Issuer’s expense.
16.3 Co-Trustees: The Trustee may, despite Clause 16.1, by written notice to each Issuer and each Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:
16.31 if the Trustee considers the appointment to be in the interests of the Noteholders and/or the Couponholders
16.3.2 to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed or
16.3.3to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.
Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such of its functions as it thinks fit. The Trustee may by written notice to each Issuer, each Guarantor and that person remove that person. At the Trustee’s request, the Issuers and the Guarantors shall forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as their attorney in their name and on its behalf to do so.
16.4 Competence of a Majority of Trustees: If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

17	Notes held in Clearing Systems and Couponholders
17.1 Notes Held in Clearing Systems: So long as any Global Note is, or any Notes represented by a Global Certificate are, held on behalf of a clearing system, in considering the interests of Noteholders, the Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Note or the Registered Notes and may consider such interests on the basis that such accountholders or participants were the holder(s) thereof.
17.2 Couponholders: No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee shall assume that the holder of each Note is the holder of all Coupons and Talons relating to it.

18	Currency Indemnity
18.1 Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the relevant Issuer or the relevant Guarantors under or in connection with this Trust Deed, the Notes and the Coupons, including damages.
18.2 Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the relevant Issuer or the relevant Guarantors or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer or relevant Guarantors shall only discharge the relevant Issuer and relevant Guarantors to the extent of the Contractual Currency amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

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18.3 Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Notes or the Coupons, the relevant Issuer shall indemnify it against any loss sustained by it as a result. In any event, the relevant Issuer shall indemnify the recipient against the cost of making any such purchase.
18.4 Indemnity Separate: The indemnities in this Clause 18 and in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Notes and/or the Coupons or any other judgment or order.

19	Communications
19.1 Method: Each communication under this Trust Deed shall be made by electronic communication, fax or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the fax number, postal address or electronic address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, fax number, postal address, electronic address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum.
19.2 Deemed Receipt: Any communication from any party to any other under this Trust Deed shall be effective, (if by fax) when the relevant delivery receipt is received by the sender, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by electronic communication will be written legal evidence.
19.3Communications: In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising due to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from the Issuers, the Guarantors, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.
The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving Instructions via any such non-secure method. The Trustee or any other entity of The Bank of New York Mellon Group is authorised to comply with and rely upon any such notice, Instructions or other communications reasonably believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative therefore). The Issuers and the Guarantors or any authorised officer of the Issuers or the Guarantors shall use all reasonable endeavours to ensure that Instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Trust Deed are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuers, the Guarantors or any

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authorised officer of the Issuers or the Guarantors to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Trust Deed.
In this Clause, the following terms shall have the following meanings:
“Authorised Person” means any person who is designated in writing by the Issuers or the Guarantors from time to time to give instructions to the Trustee under the terms of this Trust Deed
“Instructions” means any written notices, directions or instructions received by the Trustee from an Authorised Person or from a person reasonably believed by the Trustee to be an Authorised Person
“Losses” means any and all claims, losses, liabilities, damages, properly incurred and properly documented costs and expenses and judgments (including properly incurred and properly documented legal fees and expenses) sustained by either party and
“The Bank of New York Mellon Group” means The Bank of New York Mellon Corporation and any company or other entity of which The Bank of New York Mellon Corporation is directly or indirectly a shareholder or owner. For the purposes of this Trust Deed, each branch of The Bank of New York Mellon Corporation shall be a separate member of The Bank of New York Mellon Group.

20	Governing Law
This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

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Schedule 1
Part A
Form of CGN Temporary Global Note
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
irrevocably and unconditionally guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
TEMPORARY GLOBAL NOTE
Temporary Global Note No. [•]
This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Second Schedule hereto of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) and guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”).
Interpretation and Definitions
References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 5 September 2014 between the Issuer, [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, the Initial Guarantors and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent

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Global Note or, as the case may be, for Definitive Notes or Registered Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below.
Promise to Pay
Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
If this temporary Global Note is an Exchangeable Bearer Note, this temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before the Exchange Date referred to below by its presentation to the Issuing and Paying Agent. On or after the Exchange Date, the outstanding nominal amount of this temporary Global Note may be exchanged for Definitive Notes and Registered Notes in accordance with the next paragraph.
On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes and (if this temporary Global Note is an Exchangeable Bearer Note), in each case, for Registered Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.
“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.
Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes or Registered Notes.
The Definitive Notes or the Certificates representing the Registered Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed or, in the case of Certificates, printed in accordance with applicable legal and stock exchange requirements and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or

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superseded by the terms of the Second Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or any Alternative Clearing System.
On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.
Benefit of Conditions
Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes or Certificates, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.
Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.
Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made). Condition 7(e)(vii) and Condition 8(d) will apply to the Definitive Notes only.
For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h).

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Cancellation
Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.
Notices
Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg and/or any Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions.
No provision of this temporary Global Note shall alter or impair the obligation of the Issuer and the Guarantors to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.
This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.
This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.
Dated as of the Issue Date.
[BSKYB FINANCE UK plc/BRITISH SKY BROADCASTING GROUP plc]*
By:

CERTIFICATE OF AUTHENTICATION
This temporary Global Note is authenticated without warranty, recourse or liability by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:

Authorised Signatory
For the purposes of authentication only.

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Schedule 1
Part B
Form of CGN Permanent Global Note
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
unconditionally and irrevocably guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*,
British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
PERMANENT GLOBAL NOTE
Permanent Global Note No. [•]
This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in Part A of the Third Schedule hereto of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) and guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”).
Interpretation and Definitions
References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 5 September 2014 between the Issuer, [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, the Initial Guarantors and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in Part A of the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the

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limited circumstances so permit, a part of this permanent Global Note for Definitive Notes or Registered Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below.
Promise to Pay
Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes or (if this permanent Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described below:

1
if this permanent Global Note is an Exchangeable Bearer Note, by the holder hereof giving notice to the Issuing and Paying Agent of its election to exchange the whole or a part of this permanent Global Note for Registered Notes or

2
if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg and/or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) if this permanent Global Note is an Exchangeable Bearer Note and the part hereof submitted for exchange is to be exchanged for Registered Notes.
“Exchange Date” means a day falling not less than 60 days, or in the case of an exchange for Registered Notes 5 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to 2 above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.
Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes and/or (if this permanent Global Note is an Exchangeable Bearer Note) Certificates in an aggregate nominal amount equal to the

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nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this permanent Global Note), security printed or, in the case of Certificates, printed in accordance with any applicable legal and stock exchange requirements and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
On any exchange of a part of this permanent Global Note the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.
Benefit of Conditions
Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or Registered Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes or Certificates is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.
Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. Condition 7(e)(vii) and Condition 8(d) will apply to the Definitive Notes only.
For the purpose of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h).
Prescription
Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.
Meetings
For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Notes.

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Cancellation
Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.
Purchase
Notes may only be purchased by the Issuer, the Guarantors or any of their respective subsidiaries if they are purchased together with the right to receive all future payments of interest thereon.
Issuer’s Options
Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.
Noteholders’ Options
Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto.
Notices
Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg and/or any Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions.
Negotiability
This permanent Global Note is a bearer document and negotiable and accordingly:

1
is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2
the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

3	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

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No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer and the Guarantors to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.
This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.
This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.
Dated as of the Issue Date.
[BSKYB FINANCE UK plc/BRITISH SKY BROADCASTING GROUP plc]*
By:

CERTIFICATE OF AUTHENTICATION
This permanent Global Note is authenticated without warranty, recourse or liability by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory
For the purposes of authentication only.

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Schedule 1
Part C
Form of NGN Temporary Global Note
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
irrevocably and unconditionally guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
TEMPORARY GLOBAL NOTE
Temporary Global Note No. [•]
This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in the Schedule hereto of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) and guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”).
Interpretation and Definitions
References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 5 September 2014 between the Issuer, [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, the Initial Guarantors and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed and/or amended, as the case may be, upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Note or, as the case may be, for Definitive Notes or (if this temporary Global Note is an Exchangeable Bearer

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Note) Registered Notes and/or (iii) the redemption or purchase and cancellation of Notes represented hereby, all as described below.
The records of the relevant Clearing Systems (which expression in this temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by the temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time.
Promise to Pay
Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
If this temporary Global Note is an Exchangeable Bearer Note, this temporary Global Note may be exchanged in whole or from time to time in part for one or more Registered Notes in accordance with the Conditions on or after the Issue Date but before the Exchange Date referred to below by its presentation to the Issuing and Paying Agent. On or after the Exchange Date, the outstanding nominal amount of this temporary Global Note may be exchanged for Definitive Notes and Registered Notes in accordance with the next paragraph.
On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or, if so specified in the Schedule hereto, for Definitive Notes and (if this temporary Global Note is an Exchangeable Bearer Note), in each case, for Registered Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.
“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

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Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes or Registered Notes.
The Definitive Notes or the Certificates representing the Registered Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed or, in the case of Certificates, printed in accordance with applicable legal and stock exchange requirements and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or any Alternative Clearing System.
On any exchange of a part of this temporary Global Note for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by an amount equal to such portion so exchanged.
Benefit of Conditions
Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note, for Definitive Notes or for Registered Notes, as the case may be, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Note or delivery of Definitive Notes or Certificates, as the case may be, is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Note.
Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.
Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Note represented by this temporary Global Note the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the

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Notes recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. If any other payments are made in respect of the Notes represented by this temporary Global Note, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems. Condition 7(e)(vii) and Condition 8(d) will apply to the Definitive Notes only.
For the purposes of any payments made in respect of this temporary Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h).
Cancellation
On cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing systems and, upon any such entry being made, the nominal amount of the Note recorded in the records of the relevant Clearing Systems and represented by this temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled.
Notices
Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or any Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions.
No provision of this temporary Global Note shall alter or impair the obligation of the Issuer and the Guarantors to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.
This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.
This temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.
Dated as of the Issue Date.
[BSKYB FINANCE UK plc/BRITISH SKY BROADCASTING GROUP plc]*
By:

CERTIFICATE OF AUTHENTICATION
This temporary Global Note is authenticated without warranty, recourse or liability by or on behalf of the Issuing and Paying Agent.

A18113141

THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:

Authorised Signatory
For the purposes of authentication only.

Effectuation
This temporary Global Note
is effectuated by or on behalf of the Common Safekeeper.

[COMMON SAFEKEEPER]
as Common Safekeeper
By:

Authorised Signatory
For the purposes of effectuation only.

A18113141

Schedule 1
Part D
Form of NGN Permanent Global Note
ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
unconditionally and irrevocably guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*,
British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
PERMANENT GLOBAL NOTE
Permanent Global Note No. [•]
This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in the Schedule hereto of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) and guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”).
Interpretation and Definitions
References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 5 September 2014 between the Issuer, [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, the Initial Guarantors and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.
Aggregate Nominal Amount
The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (i) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes or (if this permanent Global

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Note is an Exchangeable Bearer Note) Registered Notes and/or (iv) the redemption or purchase and cancellation of Notes represented hereby, all as described below.
The records of the relevant Clearing Systems (which expression in this permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Notes) shall be conclusive evidence of the nominal amount of the Notes represented by this permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
Promise to Pay
Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of the Notes from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
Exchange
This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes or (if this permanent Global Note is an Exchangeable Bearer Note) Registered Notes represented by the Certificates described below:

1.
if this permanent Global Note is an Exchangeable Bearer Note, by the holder hereof giving notice to the Issuing and Paying Agent of its election to exchange the whole or a part of this permanent Global Note for Registered Notes or

2.
if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg and/or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

This permanent Global Note is exchangeable in part (provided, however, that if this permanent Global Note is held by or on behalf of Euroclear and/or Clearstream, Luxembourg, the rules of Euroclear and/or Clearstream, Luxembourg, as the case may be, so permit) if this permanent Global Note is an Exchangeable Bearer Note and the part hereof submitted for exchange is to be exchanged for Registered Notes.
“Exchange Date” means a day falling not less than 60 days, or in the case of an exchange for Registered Notes 5 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to 2 above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

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Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes and/or (if this permanent Global Note is an Exchangeable Bearer Note) Certificates in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest that have not already been paid on this permanent Global Note), security printed or, in the case of Certificates, printed in accordance with any applicable legal and stock exchange requirements and substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Schedule hereto. Certificates issued upon exchange for Registered Notes shall not be Global Certificates unless the holder so requests and certifies to the Issuing and Paying Agent that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
On any exchange of a part of this permanent Global Note, the Issuer shall procure that the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by an amount equal to such portion so exchanged.
Benefit of Conditions
Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes or Registered Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.
Payments
No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes or Certificates is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.
Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed. Condition 7(e)(vii) and Condition 8(d) will apply to the Definitive Notes only.
For the purpose of any payments made in respect of this permanent Global Note, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 7(h).

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Prescription
Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.
Meetings
For the purposes of any meeting of Noteholders, the holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Notes.
Cancellation
On cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled.
Purchase
Notes may only be purchased by the Issuer, the Guarantors or any of their respective subsidiaries if they are purchased together with the right to receive all future payments of interest thereon.
Issuer’s Options
Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced accordingly.
Noteholders’ Options
Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount stated in the relevant exercise notice.
Notices
Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg

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and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions.
Negotiability
This permanent Global Note is a bearer document and negotiable and accordingly:

1.
is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2.
the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

3.	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.
No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer and the Guarantors to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions and the Guarantee.
This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems.
This permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.
Dated as of the Issue Date.
[BSKYB FINANCE UK plc/BRITISH SKY BROADCASTING GROUP plc]*
By:

CERTIFICATE OF AUTHENTICATION
This permanent Global Note is authenticated without warranty, recourse or liability by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:
Authorised Signatory

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For the purposes of authentication only.

Effectuation
This permanent Global Note
is effectuated by or on behalf of the Common Safekeeper.

[COMMON SAFEKEEPER]
as Common Safekeeper
By:

Authorised Signatory
For the purposes of effectuation only.

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Schedule 1
Part E
Form of Global Certificate
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
unconditionally and irrevocably guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc],* British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
GLOBAL CERTIFICATE
Global Certificate No. [•]
This Global Certificate is issued in respect of the nominal amount of the Notes (the “Notes”) of the Tranche and Series specified in Part A of the Schedule hereto of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) and guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”). This Global Certificate certifies that the person whose name is entered on the Register (the “Registered Holder”) is registered as the holder of an issue of Notes of the nominal amount, specified currency and specified denomination set out in Part A of the Schedule hereto.
Interpretation and Definitions
References in this Global Certificate to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part C to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 5 September 2014 between the Issuer, [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, the Initial Guarantors and BNY Mellon Corporate Trustee Services Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this Global Certificate (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail) and references to “Registrar” shall be to The Bank of New York Mellon (Luxembourg) S.A. Other capitalised terms used in this Global Certificate shall have the meanings given to them in the Conditions or the Trust Deed.
Promise to Pay
The Issuer, for value received, promises to pay to the holder of the Notes represented by this Global Certificate (subject to surrender of this Global Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Global Certificate and (unless the Notes represented by this Global Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, and on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Notes represented by this Global Certificate, together with

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such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. Each payment will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the record date which shall be on the Clearing System Business Day immediately prior to the date of payment, where “Clearing System Business Day” means Monday to Friday inclusive except 25 December and 1 January.
For the purposes of this Global Certificate, (a) the holder of the Notes represented by this Global Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Notes represented by this Global Certificate, (c) this Global Certificate is evidence of entitlement only, (d) title to the Notes represented by this Global Certificate passes only on due registration on the Register, and (e) only the holder of the Notes represented by this Global Certificate is entitled to payments in respect of the Notes represented by this Global Certificate.
Transfer of Notes represented by permanent Global Certificates
If the Schedule hereto states that the Notes are to be represented by a permanent Global Certificate on issue, transfers of the holding of Notes represented by this Global Certificate pursuant to Condition 2(b) may only be made in part:

(i)
if the Notes represented by this Global Certificate are held on behalf of Euroclear or Clearstream, Luxembourg and/or an Alternative Clearing System and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(ii)	with the consent of the Issuer,
provided that, in the case of the first transfer of part of a holding pursuant to (i) above, the holder of the Notes represented by this Global Certificate has given the Registrar not less than 30 days’ notice at its specified office of such holder’s intention to effect such transfer. Where the holding of Notes represented by this Global Certificate is only transferable in its entirety, the Certificate issued to the transferee upon transfer of such holding shall be a Global Certificate. Where transfers are permitted in part, Certificates issued to transferees shall not be Global Certificates unless the transferee so requests and certifies to the Registrar that it is, or is acting as a nominee for, Clearstream, Luxembourg, Euroclear and/or an Alternative Clearing System.
Notices
Notices required to be given in respect of the Notes represented by this Global Certificate may be given by their being delivered (so long as this Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an Alternative Clearing System) to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, or otherwise to the holder of this Global Certificate, rather than by publication as required by the Conditions. Any such notice shall be deemed to have been given to Noteholders on the day the same has been delivered to Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be.
Meetings
For the purposes of any meeting of Noteholders, the holder of the Notes represented by this Global Certificate shall (unless this Global Certificate represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes.

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This Global Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar and in the case of Registered Notes held under the NSS only, effectuated by the entity appointed as Common Safekeeper by the relevant clearing systems.
This Global Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.
In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf.
Dated as of the Issue Date.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*
By:

CERTIFICATE OF AUTHENTICATION
This Global Certificate is authenticated without warranty, recourse or liability by or on behalf of the Registrar.
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Registrar
By:

Authorised Signatory
For the purposes of authentication only.

Effectuation
This Global Certificate is effectuated by or on behalf of the Common Safekeeper.

[COMMON SAFEKEEPER]
as Common Safekeeper
By:

Authorised Signatory
For the purposes of effectuation of Registered Notes held through the NSS only

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[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
unconditionally and irrevocably guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*,
British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
Series No. [•]
[Title of issue]
This Note forms one of the Series of Notes referred to above (the “Notes”) of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note.
The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.
In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*
By:

CERTIFICATE OF AUTHENTICATION
This Note is authenticated without warranty, recourse or liability

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by or on behalf of the Issuing and Paying Agent.
THE BANK OF NEW YORK MELLON
as Issuing and Paying Agent
By:

Authorised Signatory
For the purposes of authentication only.

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ISSUING AND PAYING AGENT, TRANSFER AGENT AND CALCULATION AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom

PAYING AGENT, REGISTRAR AND TRANSFER AGENT
The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building - Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg
Schedule 2
Part B
Form of Certificate
On the front:
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]**
(Incorporated with limited liability in England and Wales)
EURO MEDIUM TERM NOTE PROGRAMME
unconditionally and irrevocably guaranteed by
[BSkyB Finance UK plc/British Sky Broadcasting Group plc],* British Sky Broadcasting Limited, Sky Subscribers Services Limited and
Sky In-Home Service Limited
(Incorporated with limited liability in England and Wales)
Series No. [•]
[Title of issue]
This Certificate certifies that [•] of [•] (the “Registered Holder”) is, as at the date hereof, registered as the holder of [nominal amount] of Notes of the Series of Notes referred to above (the “Notes”) of [BSkyB Finance UK plc/British Sky Broadcasting Group plc]* (the “Issuer”) guaranteed by [BSkyB Finance UK plc/British Sky Broadcasting Group plc]*, British Sky Broadcasting Limited, Sky Subscribers Services Limited and Sky In-Home Service Limited (the “Initial Guarantors” and together with any acceding guarantor until and to the extent such person is released from its obligations as a Guarantor, the “Guarantors”), designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Certificate.
The Issuer, for value received, promises to pay to the holder of the Note(s) represented by this Certificate (subject to surrender of this Certificate if no further payment falls to be made in respect of such Notes) on the Maturity Date (or

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on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Notes represented by this Certificate and (unless the Note(s) represented by this Certificate do not bear interest) to pay interest in respect of such Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.
For the purposes of this Certificate, (a) the holder of the Note(s) represented by this Certificate is bound by the provisions of the Agency Agreement, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Register as the holder of the Note(s) represented by this Certificate, (c) this Certificate is evidence of entitlement only, (d) title to the Note(s) represented by this Certificate passes only on due registration on the Register, and (e) only the holder of the Note(s) represented by this Certificate is entitled to payments in respect of the Note(s) represented by this Certificate.
This Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

In witness whereof the Issuer has caused this Certificate to be signed on its behalf.
Dated as of the Issue Date.
[BSkyB Finance UK plc/British Sky Broadcasting Group plc]*
By:

CERTIFICATE OF AUTHENTICATION
This Certificate is authenticated without warranty, recourse or liability by or on behalf of the Registrar.
THE BANK OF NEW YORK MELLON (lUXEMBOURG) S.A.
as Registrar
By:

Authorised Signatory
For the purposes of authentication only.

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ISSUING AND PAYING AGENT, TRANSFER AGENT AND CALCULATION AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom

REGISTRAR, PAYING AGENT AND TRANSFER AGENT
The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building - Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg
Schedule 2
Part C
Terms and Conditions of the Notes

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ISSUING AND PAYING AGENT
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Schedule 3
Provisions for Meetings of Noteholders
Interpretation
1 In this Schedule:
1.1 references to a meeting are to a meeting of Noteholders of a single series of Notes and include, unless the context otherwise requires, any adjournment
1.2 references to “Notes” and “Noteholders” are only to the Notes of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Notes, respectively
1.3“agent” means a holder of a voting certificate or a proxy for, or representative of, a Noteholder
1.4“block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14
1.5 “Electronic Consent” has the meaning set out in paragraph 30
1.6 “Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast or (b) by an Electronic Consent
1.7 “voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and
1.8 references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding.
Powers of meetings
2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:
2.1 to sanction any proposal by the Issuer, the Guarantors or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer or the Guarantors, whether or not those rights arise under this Trust Deed
2.2 to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer, the Guarantors or any other entity
2.3 to assent to any modification of this Trust Deed, the Notes, the Talons or the Coupons proposed by the Issuer, the Guarantors or the Trustee
2.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution
2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution

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2.6 to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution
2.7 to approve a proposed new Trustee and to remove a Trustee

2.8 to approve the substitution of any entity for the Issuer or any Guarantor (or any previous substitute) as principal debtor or a guarantor under this Trust Deed and
2.9 to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes, the Talons or the Coupons, provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.8, any of the proposals listed in Condition 11(a) or any amendment to this proviso.
Convening a meeting
3 The Issuer, a Guarantor or the Trustee may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent. in nominal amount of the Notes of any Series for the time being outstanding, the Trustee shall subject to it being indemnified and/or secured and/or prefunded to its satisfaction convene a meeting of the Noteholders of that Series. Every meeting shall be held at a time and place approved by the Trustee.
4 At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable.
Arrangements for voting
5 If a holder of a Bearer Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.
6 A voting certificate shall:
6.1 be a document in the English language
6.2 be dated
6.3 specify the meeting concerned and the serial numbers of the Notes deposited and
6.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Notes.
7 Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:
7.1 the meeting has been concluded or
7.2 the voting certificate has been surrendered to the Paying Agent.

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8 If a holder of a Bearer Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorised person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.
9 A block voting instruction shall:
9.1 be a document in the English language
9.2 be dated
9.3 specify the meeting concerned
9.4 list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it
9.5 certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and
9.6 appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list.
A proxy need not be a Noteholder.
10 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:
10.1 it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and
10.2 the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.
11 If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.
12 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place as the Trustee shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment.
13 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.
14 No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

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15
15.1 A holder of a Registered Note may, by an instrument in writing in the form available from the specified office of a Transfer Agent in the English language executed by or on behalf of the holder and delivered to the Transfer Agent at least 24 hours before the time fixed for a meeting, appoint any person (a “proxy”) to act on his behalf in connection with that meeting. A proxy need not be a Noteholder.

15.2 A corporation which holds a Registered Note may by delivering to a Transfer Agent at least 24 hours before the time fixed for a meeting a certified copy of a resolution of its directors or other governing body (with, if it is not in English, a certified translation into English) authorise any person to act as its representative (a “representative”) in connection with that meeting.
15.3 Any proxy or representative appointed pursuant to paragraph 15.1 or 15.2 (as applicable) shall, so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder or owner, respectively (as applicable).
Chairman
16 The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman need not be a Noteholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.
Attendance
17 The following may attend and speak at a meeting:
17.1Noteholders and agents
17.2 the chairman
17.3 the Issuer, the Guarantors and the Trustee (through their respective representatives) and their respective financial and legal advisers
17.4 the Dealers and their advisers.
No-one else may attend or speak.
Quorum and Adjournment
18 No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.
19 Two or more Noteholders or agents present in person shall be a quorum:

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191 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent
19.2 in any other case, only if they represent the proportion of the Notes shown by the table below.

COLUMN 1	COLUMN 2	COLUMN 3
Purpose of meeting	Any meeting except one referred to in column 3 ___________________ Required proportion	Meeting previously adjourned through want of a quorum ___________________ Required proportion
To pass a special quorum resolution	75 per cent	25 per cent
To pass any other Extraordinary Resolution	A clear majority	No minimum proportion
Any other purpose	10 per cent	No minimum proportion

20The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.
21 At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.
Voting
22 Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Guarantors, the Trustee or one or more persons representing two per cent. of the Notes.
23 Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.
24 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.
25 A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.
26 On a show of hands every person who is present in person and who produces a Bearer Note, a Certificate of which he is the registered holder or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified Currency of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

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27 In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution
28 An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.
Minutes
29 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.
Electronic Consent
30 For so long as the Notes are in the form of a Global Note held on behalf of, or a Global Certificate registered in the name of any nominee for, one or more of Euroclear, Clearstream, Luxembourg and/or any Alternative Clearing System, then, in respect of any resolution proposed by the Issuer, the Guarantors or the Trustee where the terms of the proposed resolution have been notified to the Noteholders through the relevant clearing system(s), each of the Issuer, the Guarantors and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer, the Guarantors or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding (“Electronic Consent”). None of the Issuer, the Guarantors or the Trustee shall be liable or responsible to anyone for such reliance.
An Electronic Consent shall take effect as an Extraordinary Resolution. An Electronic Consent will be binding on all Noteholders and holders of Coupons and Talons, whether or not they participated in such Electronic Consent.
Trustee’s Power to Prescribe Regulations
31 Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

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32 The holder of a Global Note or Global Certificate shall (unless such Global Note or Global Certificate represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders.
33 The foregoing provisions of this Schedule shall have effect subject to the following provisions:
33.1 Meetings of Noteholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Noteholders of separate Series shall be held together
33.2 A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Noteholders of the Series concerned
33.3 A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series but does not give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Noteholders of the relevant Series provided that for the purposes of determining the votes a Noteholder is entitled to cast pursuant to paragraph 26, each Noteholder shall have one vote in respect of each £1,000 nominal amount of Notes held, converted, if such Notes are not denominated in pounds sterling, in accordance with Clause 11.13
33.4 A resolution that in the opinion of the Trustee affects the Noteholders of more than one Series and gives or may give rise to a conflict of interest between the Noteholders of the different Series concerned shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the Noteholders of the relevant Series
33.5 To all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and to Noteholders were references to the Notes and Noteholders of the Series concerned.

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This deed is delivered on the date stated at the beginning.
BSkyB Finance UK plc
as Issuer
By its duly authorised attorney:
Witnessed by:

British Sky Broadcasting Group plc
as Issuer
By its duly authorised attorney:
Witnessed by:

BSkyB Finance UK plc
as Initial Guarantor
By its duly authorised attorney:
Witnessed by:

British Sky Broadcasting Group plc
as Initial Guarantor
By its duly authorised attorney:
Witnessed by:

British Sky Broadcasting limited
as Initial Guarantor
By its duly authorised attorney:
Witnessed by:

sky subscribers serVICES LIMITED
as Initial Guarantor
By its duly authorised attorney:
Witnessed by:

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SKY IN-HOME SERVICE LIMITED
as Initial Guarantor
By its duly authorised attorney:
Witnessed by:

Executed as a Deed by
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
acting by two of its lawful attorneys:

Attorney:

Attorney:

in the presence of:
Witness name:

Signature:

Address: One Canada Square, London E14 5AL

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